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                                                                    EXHIBIT 99.4


                                    CONSENT
                                    -------

     In reference to the Registration Statement on Form S-1 (No. 333-19045) initially filed by Vistana, Inc., a Florida corporation, on December 31, 1996 (as the same may be amended or supplemented from time to time, the "Registration Statement"), we hereby consent to inclusion of our name in said Registration Statement, to the inclusion of data derived from various reports and other information compiled by us, and to the filing of this consent as an exhibit thereto.


Dated:  February 26, 1997


                              AMERICAN RESORT DEVELOPMENT
                              ASSOCIATION



                              By: /s/ Christopher D. Larson
                                 ---------------------------------
                                 Christopher D. Larson
                                 Director of Communications